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                                                                     Exhibit 4.6

This instrument prepared by:


Timothy M. Sullivan, Esq.
King & Spalding
191 Peachtree Street
Atlanta, Georgia


                                 DEED OF TRUST

      DEED OF TRUST ("Deed of Trust"), dated as of October 15, 2002, by GOLFSMITH INTERNATIONAL, L.P., a Delaware limited partnership (being hereinafter called "Grantor") to M. MARVIN KATZ, as Trustee (the "Trustee") for the benefit of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the "Indenture Trustee") under the Indenture, dated as of October 15, 2002, by and among the Grantor, U.S. Bank Trust National Association, as Indenture Trustee and the Guarantors, as defined therein (as amended, restated or otherwise modified from time to time, the "Indenture"), as Indenture Trustee for the Holders, as defined in the Indenture;

      That for and in consideration of the sum of [Ten Dollars ($10.00)] and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor, hereinafter set forth, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY unto Trustee and [his] heirs, successors and assigns, in trust, with power of sale, for the benefit of the Collateral Trustee, and its successors and assigns, the following:

      (A) The land (the "Land") situated in Travis County, Texas, which is described more particularly in Schedule A attached hereto and incorporated herein and made a part of this document for all purposes.

      (B) TOGETHER WITH (1) all the buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and (2) all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by Grantor and located in or on, attached to, and used or intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to all of the foregoing, and all of the right, title, and interest of Grantor in and to any such personal property and fixtures, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby (hereinafter called the "Improvements").
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      (C) TOGETHER WITH all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, other real property and interests therein, and all appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property described in paragraphs (A) and (B) hereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor by adverse possession or in any other manner.

      (D) TOGETHER WITH (i) all of the estate, right, title and interest of Grantor of, in and to all judgments, insurance proceeds, awards of damages and settlements hereafter made or resulting from condemnation proceedings or the taking of the property described in paragraphs (A), (B) and (C) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in paragraphs (A),
(B) and (C) hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the property described in paragraphs (A), (B) and (C) hereof or any part thereof; and Indenture Trustee is, subject to the provisions of this Deed of Trust, hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and (if it so elects) to apply the same toward the payment of indebtedness and other sums secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable; and (ii) all contract rights, general intangibles, actions and rights in action, including without limitation all rights to insurance proceeds and unearned premiums arising from or relating to the property described in paragraphs (A), (B) and
(C) above; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the property described in paragraphs (A), (B) and (C).

      (E) TOGETHER WITH all rents, income and other benefits to which Grantor may now or hereafter be entitled from the property described in paragraphs (A),
(B) and (C) hereof to be applied against the indebtedness and other sums secured hereby; provided, however, that permission is hereby given to Grantor, so long as no Event of Default (as defined in Section 2.01) has occurred hereunder and is continuing, to collect and use such rents, income and other benefits as they become due and payable, but not more than one (1) month in advance thereof. Upon the occurrence of any such Event of Default, the permission hereby given to Grantor to collect such rents, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof shall terminate and such permission shall be reinstated upon a cure of such Event of Default.

      The foregoing provisions hereof shall constitute an absolute and present assignment of the rents, income and other benefits from the property described in (A), (B) and (C) above, subject, however, to the conditional permission given to Grantor to collect and use such rents, income and other benefits as hereinabove provided; and the existence or exercise of such right of Grantor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Grantor, and any such subsequent assignment by Grantor shall be subject to the rights of the Trustee and Holders hereunder.

      (F) TOGETHER WITH all right, title and interest of Grantor in and to any and all leases now or hereafter on or affecting the property described in paragraphs (A), (B) and (C) hereof (including all billboard and/or advertising leases), and all books and records which contain payments made under the leases and all security therefor.


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      (G) TOGETHER WITH (i) the Grantor's rights further to encumber the property described in paragraphs (A), (B) and (C) and (F) above for debt; and
(ii) all of the Grantor's rights to enter into any lease or lease agreement.

      All of the property described in paragraphs (A), (B), (C), (D), (E), (F) and (G) above, and each item of property therein described, is hereinafter referred to collectively as the "Property."

      TO HAVE AND TO HOLD the Property and all parts thereof unto the Trustee, heirs, successors and assigns, for the benefit of the Collateral Trustee, its successors and assigns, forever upon the trust, terms and conditions contained herein.

      This Deed of Trust is executed and delivered by Grantor to secure the following described obligations, liabilities and indebtedness of the Grantor and Guarantors to Indenture Trustee and Holders (hereinafter collectively referred as the "Obligations"):

(a) All loans, advances, indebtedness, obligations and liabilities now or from time to time hereafter owing by Grantor, including the "Obligations" as defined in the indenture, to Indenture Trustee, Holders, and any other Person under the Indenture, or under any agreement, instrument or document executed or delivered to Indenture Trustee or Holders in respect of the Indenture (all such agreements, instruments or documents, collectively, the "Indenture Documents") or the transactions contemplated thereby, pursuant to which Holders have duly authorized the creation of an issue of 8.375% Senior Notes due 2009 (the "Initial Notes"), and Series B 8.375% Exchange Notes due 2009 (the "Exchange Notes," and together with the Initial Notes and any Additional Notes, as defined in the Indenture, collectively, the "Notes") as described in the Indenture.

(b) All indebtedness, obligations and liabilities of Guarantors arising under the Guarantees (as defined in the indenture);

(c) All indebtedness, obligations and liabilities of Grantors arising under this Deed of Trust;

(d) All advances made by Indenture Trustee and the other Holders to protect or preserve the Property or the lien hereof on the Property, or for taxes, assessments, insurance premiums, or other advances authorized under the terms of this Deed of Trust (whether or not Grantor remains the owner of the Property at the time of such advance);

(e) Any and all renewals, extensions, modifications, substitutions, replacements or consolidations of the indebtedness, liabilities and obligations described in paragraphs (a), (b), (c) or (d) above, and

(f) All other obligations, liabilities and indebtedness of every kind and character now or hereafter owing by the Grantor or any Guarantor to Indenture Trustee and/or Holders, however created, incurred or evidenced, direct or indirect, absolute or contingent, and whether owing under the Indenture, Indenture Documents, this Deed of Trust or the Notes, including without limitation, all "Obligations" (as defined in the Indenture) of the Grantor and Guarantors to Indenture Trustee and Holders.


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      PROVIDED, HOWEVER, that if the Grantor and Guarantors shall promptly pay or cause to be paid the Obligations secured hereby in accordance with the terms thereof when the same shall become due and payable and shall keep, perform and observe all the terms, conditions and requirements of the Notes, the Indenture, the Indenture Documents and of this Deed of Trust, then, upon complete payment and satisfaction thereof, this Deed of Trust shall be null and void and of no further force and effect and shall be released by Indenture Trustee and Trustee upon the written request and at the expense of Grantor.

                                   ARTICLE ONE

                              COVENANTS OF GRANTOR

      Grantor covenants and agrees with the Trustee, Indenture Trustee and Holders, or any successor in title as holder of the Obligations secured hereby, as follows:

      1.01 Performance of Notes. Grantor shall cause to be performed, observed and complied with all provisions of the Notes and will promptly pay or cause to be paid to Indenture Trustee the principal with interest thereon of all Obligations required to be paid by Grantor under the Notes and the Indenture Documents when payment shall become due.

      1.02 General Representations, Covenants and Warranties. Grantor represents, warrants and covenants that (a) Grantor is seized of an indefeasible estate in fee simple in, and has good title to, the Property, and has good right, full power and lawful authority to encumber the same as provided herein and Indenture Trustee may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Property in accordance with the terms hereof; (b) the Property is free and clear of all liens, security interests, charges and encumbrances whatsoever except to the extent permitted by clauses (1), (2), (3),
(4), (5), (8), (15) and (16) of the definition of Permitted Liens, as defined in the Indenture, (c) Grantor will maintain and preserve the lien of this Deed of Trust until the Obligations secured hereby have been paid in full; (d) the Property has frontage on, and direct access of ingress, egress, and regress to, public rights of way; (e) electric, gas, sewer, water facilities and any other necessary utilities are, and at all times hereafter shall be, available in sufficient capacity to service the Property satisfactorily for its current use, and any easements necessary to the furnishing of such utility service to Grantor have been obtained; and (f) the representations, warranties and covenants made by Grantor in the Notes and the Indenture Documents are incorporated herein by reference and made a part hereof.

      1.03 Compliance with Laws. Grantor covenants and warrants that the Property presently complies in all material respects with and will continue to comply in all material respects with all applicable restrictive covenants, applicable zoning and subdivision ordinances and building codes, all applicable health and environmental laws and regulations and other applicable laws, rules and regulations which affect the Property and the operations of Grantor on the Property. If Grantor receives notice from any federal, state or other governmental body that it is not in compliance with any such covenant, ordinance, code, law or regulation, Grantor will provide Indenture Trustee with a copy of such notice and comply with the provisions of such notice promptly if failure to comply could reasonably be expected to result in a material adverse effect on the Property or the use, operation or value thereof, or on the Grantor.


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      1.04 Taxes and Other Charges.

1.04.1 Taxes and Assessments. To the extent required under Section 4.04 of the Indenture, Grantor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances of every kind whatsoever now or hereafter imposed, levied or assessed upon or against the Property or any part thereof, or upon or against this Deed of Trust or the Obligations secured hereby, or upon or against the security interest of Indenture Trustee in the Property, as well as all income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or against Grantor or in respect of the Property or any part thereof.

1.04.2 Mechanic's and Other Liens. Except to the extent permitted by clause (2) of the definition of Permitted Liens, as defined in the Indenture, Grantor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien (other than any lien for taxes not yet due) to be created upon or filed against the Property.

1.04.3 Taxes Affecting Holders' Interest. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp, documentary, recordation and transfer taxes or other taxes (unless such payment by Grantor is prohibited by law) which may be required to be paid with respect to this Deed of Trust or any instrument evidencing or securing any of the Obligations. In the event of the enactment after this date of any law of any governmental entity applicable to Indenture Trustee, the Obligations, the Property or this Deed of Trust imposing upon Indenture Trustee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or the Obligations or Indenture Trustee, then, and in any such event, Grantor, upon demand by Indenture Trustee, shall pay such taxes, assessments, charges or liens, or reimburse Indenture Trustee therefor.

1.04.4 Tax Escrow. In order to secure the performance and discharge of Grantor's obligations under this Section 1.04, but not in lieu of such obligations, Grantor, upon Indenture Trustee's request after the occurrence of and during the continuance of an Event of Default, will pay over to Indenture Trustee an amount equal to one-twelfth (1/12th) of the next maturing annual ad valorem taxes, assessments and charges (which taxes, assessments and charges, for purposes of this paragraph, shall include without limitation water and sewer rents, and shall hereinafter be collectively called "Taxes") of the nature described in
Section 1.04.1 for each month that has elapsed since the last date to which the Taxes were paid; and Grantor will, in addition, upon Indenture Trustee's request, pay over to Indenture Trustee together with each installment of the Obligations sufficient funds (as estimated from time to time by Indenture Trustee in its sole discretion) to permit Indenture Trustee to pay when due the Taxes. Upon Indenture Trustee's request, Grantor shall also deliver to Indenture Trustee such additional monies as are required to make up any deficiencies in the amounts necessary to enable Indenture Trustee to pay the Taxes. In such case, Indenture Trustee must timely pay the Taxes or return the additional monies to Grantor to allow Grantor to pay such Taxes. Such deposits shall not be, nor be deemed to be,


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trust funds but may be commingled with the general funds of Indenture Trustee, and no interest shall be payable in respect thereof. Upon the occurrence of an Event of Default, Indenture Trustee may apply to the reduction of the Obligations secured hereby, in such manner as Indenture Trustee shall determine, any amount under this Section 1.04.4 remaining to Grantor's credit.

1.04.5 No Credit Against the Obligations Secured Hereby. Grantor shall not claim, demand or be entitled to receive any credit, against the principal or interest payable on the Obligations for so much of the Taxes assessed against the Property of any part thereof or that are applicable to the Obligations secured hereby or to Indenture Trustee's interest in the Property. No deduction shall be claimed from the taxable value of the Property or any part thereof by reason of the Obligations, this Deed of Trust or any other instrument securing the Obligations.

1.04.6 Insurance.

(a) Grantor shall, at its sole expense, keep the Property insured in such amounts and against such risks and damages as is required under Section 4.05 of the Indenture. All policies of insurance shall contain an endorsement, in form and substance reasonably acceptable to Indenture Trustee, showing loss payable to Indenture Trustee as its interests appear. Such endorsement, or an independent instrument delivered to Indenture Trustee, shall provide that the insurance companies will give Indenture Trustee at lease fifteen (15) days prior written notice before any such policy or policies of insurance shall be altered in any way that may affect Indenture Trustee's rights thereunder or cancelled and that no act of default of Grantor or any other person shall affect the right of Indenture Trustee to recover under such policy or policies or insurance in case of loss or damage (10 days in the case of cancellation for non-payment of premium).

(b) In order to secure the performance and discharge of Grantor's obligations under this Section 1.04.6, but not in lieu of such obligations, Grantor, upon Indenture Trustee's request after the occurrence of and during the continuance of an Event of Default, will pay over to Indenture Trustee an amount equal to one-twelfth (1/12th) of the next maturing annual insurance premiums for each month that has elapsed since the last date to which such premiums were paid; and Grantor will, in addition, upon Indenture Trustee's request, pay over to Indenture Trustee together with each installment on the Obligations sufficient funds (as estimated from time to time by Indenture Trustee in its sole discretion) to permit Indenture Trustee to pay said premiums when due. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Indenture Trustee, and no interest shall be payable in respect thereof. Upon Indenture Trustee's request, Grantor shall also deliver to Indenture Trustee such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable Indenture Trustee to pay such premiums when due. In such case, Indenture Trustee must timely pay the premiums or return the additional monies to Grantor to allow Grantor to pay the premiums.

(c) Pursuant to its rights granted hereunder in all proceeds from any insurance policies, Indenture Trustee is hereby authorized and empowered at its option to adjust or compromise any loss under any insurance policies on the Property and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make


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payment for all such losses directly to Indenture Trustee alone and not to
Grantor and Indenture Trustee jointly. After deducting from such insurance proceeds any expenses incurred by Indenture Trustee and the other Holders in the collection or handling of such funds, the net proceeds received by Indenture Trustee shall apply such amounts as requested by Grantor for the restoration. In no event, however, shall any advance be made which will result in the funds remaining with Indenture Trustee being less than the cost of completion of restoration of the Property as estimated by an architect or engineer reasonably satisfactory to Indenture Trustee. If, upon completion of restoration of the Property there remain funds with Indenture Trustee, Indenture Trustee shall pay the remaining funds. Any funds applied against the Obligations secured hereby shall be applied to particular Obligations, whether then matured or to mature in the future, in accordance with the terms of the Indenture. Although Indenture Trustee intends to use its best efforts to collect such payments in a timely fashion, Indenture Trustee shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

1.04.7 Non-Impairment of Indenture Trustee's Rights. Nothing contained in either of Sections 1.04.4 and 1.04.6(b) shall be deemed to affect any right or remedy of Indenture Trustee under any provision of this Deed of Trust or of any statute or rule of law to pay any amount required to be paid by Sections 1.04.1 and
1.04.6 and to add the amount so paid to the Obligations hereby secured. Although Indenture Trustee intends to use its best efforts to make such payments in a timely fashion, the arrangements provided in Section 1.04.4 and 1.04.6 are solely for the added protection of Indenture Trustee and the other Holders and entail no responsibility on Indenture Trustee's or Holders' part beyond the allowing of due credit, without interest, for sums actually received by it. Upon assignment of this Deed of Trust, any funds on hand shall be turned over to the assignee and any responsibility of Indenture Trustee with respect thereto shall terminate.

      1.05 Condemnation. Indenture Trustee shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through condemnation and is hereby authorized, at its option, to commence, appear in and prosecute in its own or the Grantor's name any action or proceeding relating to any condemnation and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are included in the Property and Indenture Trustee and the other Holders, after deducting therefrom all of their expenses including reasonable attorneys' fees incurred in the collection or handling of such funds, shall apply such amounts as requested by Grantor for the restoration of the Property. In no event, however, shall any advance be made which will result in the funds remaining with Indenture Trustee being less than the cost of completion of restoration of the Property as estimated by an architect or engineer reasonably satisfactory to Indenture Trustee. If, upon completion of restoration of the Property there remain funds with Indenture Trustee, Indenture Trustee shall pay the remaining funds to Grantor. Grantor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Indenture Trustee may reasonably require. Notwithstanding any such condemnation, Grantor shall continue to pay interest, computed at the rate provided in the Notes, on the entire unpaid principal amount thereof.

      1.06 Care of Property.


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(a) Grantor shall preserve and maintain the Property in good condition and repair, ordinary wear and tear excepted. Grantor shall not permit, commit or suffer any material waste, impairment or deterioration of the Property or of any part thereof, and will not take any action which will materially increase the risk of fire or other hazard to the Property or to any part thereof.

(b) Grantor will not, without the prior written consent of Indenture Trustee,
(i) remove from the Property any fixtures or personal property covered by this Deed of Trust which materially impairs the value of the Property or (ii) make any structural alteration to the Property or any other alteration thereto which materially impairs the value thereof.

(c) Indenture Trustee may enter upon and inspect the Property at any reasonable time during the life of this Deed of Trust and upon reasonable prior notice.

      1.07 Further Assurances. At any time and from time to time, upon Indenture Trustee's reasonable request, Grantor shall make, execute and deliver, or cause to be made, executed and delivered, to Indenture Trustee and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by Indenture Trustee, any and all such further deeds of trust, instruments or further assurance, certificates and other documents as Indenture Trustee may consider necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the obligations of Grantor under the Notes, the Indenture Documents and this Deed of Trust, and the lien of this Deed of Trust as a lien upon all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor to do so, Indenture Trustee may make execute, record, file, re-record or refile any and all such deeds of trust, instruments, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Indenture Trustee as the agent and attorney-in-fact of Grantor to do so.

      1.08 Security Agreements and Financing Statements.

(a) Grantor (as debtor) hereby grants to Indenture Trustee and Holders (as creditor and secured party) a security interest in all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Property.

(b) Grantor shall execute any and all such documents, including without limitation, financing statements pursuant to the applicable Uniform Commercial Code, as Indenture Trustee may reasonably request, to preserve and maintain the priority of the lien created hereby on property which may be deemed personal property or fixtures, and shall pay to Indenture Trustee on demand any expenses incurred by Indenture Trustee and Holders in connection with the preparation, execution and filing of any such documents. This Deed of Trust shall also constitute a "fixture filing" for purposes of the applicable Uniform Commercial Code. Grantor hereby authorizes and empowers Indenture Trustee to execute and file, on Grantor's behalf, all financing statements and refilings and continuations thereof as Indenture Trustee reasonably deems necessary or advisable to create, preserve and protect said lien. This Deed of Trust shall be deemed a security agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein, (ii) by general law, or (iii) as to such part of the security which is also


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reflected in said financing statement by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at Indenture Trustee's sole election.

(c) Grantor and Indenture Trustee agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Indenture Trustee, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Indenture Trustee as determined by this instrument or impugning the priority of the lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Holders in the event any court or judge shall at any time hold with respect to (1), (2) and (3) that notice of the priority of the interest of Indenture Trustee and the other Holders to be effective against a particular class of persons, including but not limited to the federal government and any subdivisions or entity of the federal government, must be filed in the Uniform Commercial Code records.

      1.09 Assignment of Rents. The assignment contained in paragraph (E) of this Deed of Trust shall be fully operative without any further action on the part of either party and specifically Indenture Trustee shall be entitled, at its option, upon the occurrence and during the continuance of an Event of Default hereunder, to all rents, income and other benefits from the property described in paragraphs (A), (B), (C) and (D) hereof whether or not Indenture Trustee or Holders take possession of such property. Grantor hereby further grants to Indenture Trustee the right after the occurrence and during the continuance of an Event of Default (i) to enter upon and take possession of the Property for the purpose of collecting the said rents, income and other benefits, (ii) to dispossess by the usual summary ejectment proceedings any tenant, (iii) to let the Property or any part thereof, and (iv) to apply said rents, income and other benefits, after payment of all necessary charges and expenses, on account of the Obligations secured hereby. Such assignment and grant shall continue in effect until the Obligations secured hereby are paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Property by Indenture Trustee pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this paragraph by Indenture Trustee nor the application of any such rents, income or other benefits to the Obligations secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies. Neither this assignment nor the receipt of rents, income and other benefits by Indenture Trustee shall effect a pro tanto payment of the


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indebtedness evidenced by or arising under the obligations, and such rents shall be applied as provided in Section 3.10 hereof.

      1.10 After-Acquired Property. To the extent permitted by and subject to applicable law, the lien of this Deed of Trust will automatically attach, without further act, to all after-acquired property located in or on, or attached to the Property or any part thereof.

      1.11 Leases Affecting Encumbered Property. Grantor represents that the schedule of leases set forth in Schedule B is true and correct as of the date hereof; that all such leases are presently in effect and that no default by Grantor exists in such leases. As any such lease shall expire or terminate or as any new lease shall be made, Grantor shall so notify Indenture Trustee in order that at all times Indenture Trustee shall have a current list of all leases affecting the property described in paragraphs (A), (B) and (C) hereof. The assignment contained in paragraph (F) of this Deed of Trust shall not be deemed to impose upon Indenture Trustee any of the obligations or duties of Grantor provided in any such lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Deed of Trust and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Property or any part thereof), and Grantor shall comply with and observe its obligations in all material respects as landlord under all leases affecting the Property or any part thereof. Grantor, if required by Indenture Trustee, shall furnish promptly to Indenture Trustee original or certified copies of all such leases now existing or hereafter created. Grantor shall not, without the express prior written consent of Indenture Trustee, enter into any lease affecting the Property, or amend, modify, extend, terminate or cancel, accept the surrender of, subordinate, accelerate the payment of rent as to, or change the terms of any renewal option of any such lease now existing or hereafter created, or permit or suffer an assignment or sublease. Grantor shall not accept payment of rent more than one (1) month in advance without the prior written consent of Indenture Trustee.

      With respect to the assignment contained in paragraph (F) of this Deed of Trust, Grantor shall, from time to time upon request of Indenture Trustee, specifically assign to Indenture Trustee as additional security hereunder, by an instrument in writing in such form as may be approved by Indenture Trustee in its reasonable discretion, all right, title and interest of Grantor in and to any and all leases now or hereafter on or affecting the Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Grantor to collect the rentals under any such lease. Grantor shall also execute and deliver to Indenture Trustee any notification, financing statement or other document reasonably required by Indenture Trustee to perfect the foregoing assignment as to any such lease. The provisions of this Section 1.11 shall be subject to the provisions of paragraph
(E).

      1.12 Indenture Trustee's Performance of Defaults. If Grantor defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term in this Deed of Trust, the Indenture Documents or the Notes, Indenture Trustee may, to preserve its interest in the Property, perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and costs and expenses incurred or paid by Indenture Trustee in connection therewith shall become due and payable immediately. The amounts so incurred or paid by Indenture Trustee together with interest thereon at the rate per annum specified in Section 2.13 of the Indenture from the date incurred until paid by Grantor, shall be added to the Obligations and secured by the lien of this Deed of Trust. Indenture Trustee is hereby empowered to enter and authorize others to enter upon the Property or any part thereof for the purposes of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Grantor or any person in possession holding under Grantor.

      1.13 Use of Property. Grantor covenants that the Property will be used for the purposes set forth in Schedule B.

      1.14 Required Notices. Grantor shall notify Indenture Trustee promptly of the occurrence of any of the following: (i) receipt of any material notice from any governmental authority relating to the Property; (ii) receipt of any material notice from any tenant leasing all or any portion of the Property;
(iii) any material change in the occupancy of the Property; (iv) receipt of any material notice from the holder of any lien or security interest in the Property; or (v) commencement of any judicial or administrative proceedings by or against or otherwise affecting the Property.

      1.15 Future Indebtedness of Grantor. The lien of this Deed of Trust secures, as of the date hereof, without further act, all Obligations of Grantor to Indenture Trustee and the other Holders, including any and all future loans and advances made by Indenture Trustee and the other Holders pursuant to the Indenture to or for the benefit of Grantor from time to time hereafter.

                                   ARTICLE TWO

                                    DEFAULTS

      2.01 Event of Default. The term "Event of Default", wherever used in this Deed of Trust, shall mean the occurrence of an "Event of Default" as such term is defined in Section 6.01 of the Indenture.

                                  ARTICLE THREE

                                    REMEDIES

      3.01 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then all of the Obligations secured hereby shall, at Indenture Trustee's option, immediately become due and payable without notice or demand, time being of the essence hereof; and no omission on the part of Indenture Trustee to exercise such option when entitled to do so shall be construed as a waiver of such right, provided that upon an Event of Default under clauses (7) or (8) of the definition of "Event of Default" in Section 6.01 of the Indenture, all Obligations shall immediately become due and payable.

      3.02 Indenture Trustee's Power of Enforcement. If an Event of Default shall have occurred and be continuing, Indenture Trustee may, either with or without entry or taking possession as hereinabove provided or otherwise, and without regard to whether or not the

Obligations shall be due and without prejudice to the right of Indenture Trustee or Holders thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (a) to enforce payment of the Obligations or the performance of any term hereof or any other right; (b) to foreclose this Deed of Trust and to sell, as an entirety or in separate lots or parcels, the Property under the power of sale hereinafter provided or the judgment or decree of a court or courts of competent jurisdiction; and (c) to pursue any other remedy available to it. Indenture Trustee shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both, as Indenture Trustee may determine.

      3.03 Indenture Trustee's Right to Enter and Take Possession. Operate and Apply Income.

(a) If an Event of Default shall have occurred and be continuing, (i) Grantor upon demand of Indenture Trustee shall forthwith surrender to Indenture Trustee the actual possession and if and to the extent permitted by law, Indenture Trustee itself, or by such officers or agents as it may appoint, may enter upon and take possession of the Property and may exclude Grantor and its agents and employees wholly therefrom and may have joint access with Grantor to the books, papers and accounts of Grantor; and (ii) Grantor will pay monthly in advance to Indenture Trustee on Indenture Trustee's entry into possession, or to any receiver appointed to collect the rents, income and other benefits of the Property, the fair and reasonable rental value for the use and occupation of such part of the Property as may be in possession of Grantor, and upon default in any such payment will vacate and surrender possession of such part of the Property to Indenture Trustee or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise.

(b) If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after Indenture Trustee's demand, Indenture Trustee may obtain a judgment or decree, on behalf of all of the Holders, conferring on Indenture Trustee the right to immediate possession or requiring Grantor to deliver immediate possession of all or part of the Property to Indenture Trustee, to the entry of which judgment or decree Grantor hereby specifically consents. Grantor shall pay to Indenture Trustee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and compensation to Indenture Trustee and the other Holders, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Deed of Trust.

(c) Upon every such entering upon or taking of possession of the Property under this Section 3.03, Indenture Trustee may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time:

(i) Make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

(ii) Insure or keep the Property insured;

(iii) Manage and operate the Property and exercise all the rights and powers of Grantor in its name or otherwise with respect to the same;

(iv) Enter into agreements with others to exercise the powers herein granted Indenture Trustee, all as Indenture Trustee from time to time may determine; and Indenture Trustee may collect and receive all the rents, income and other benefits thereof, including those past due as well as those accruing thereafter; and shall apply the monies so received by Indenture Trustee in such priority as Indenture Trustee may determine to (1) the payment of the Obligations; (2) the deposits for taxes and assessments and insurance premiums due; (3) the cost of insurance, taxes, assessments and proper charges upon the Property or any part thereof; (4) the expenses of operating, maintaining, repairing and improving the Property, including with limitation renting commissions and rental collection commissions paid to Indenture Trustee or agent on behalf of Indenture Trustee and the other Holders or of the receiver; and (5) the reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Indenture Trustee. All costs, expenses and liabilities of every character incurred by Indenture Trustee in managing, operating and maintaining the Property shall constitute additional Obligations secured hereby. While in possession of the Property, Indenture Trustee or the receiver shall be liable to account only for the rents, issues and profits actually received.

Indenture Trustee shall surrender possession of the Property to Grantor only when all Obligations secured hereby and all amounts under any of the terms of this Deed of Trust shall have been paid and all defaults cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

      3.04 Foreclosure.

(a) If an Event of Default shall have occurred and be continuing, Trustee, shall, upon being so requested to do by Indenture Trustee, sell any or all of the Property at public auction for cash, on the premises or at the courthouse door in the county in which the Property is located, having first given notice of the time and place of such sale in accordance with the statute in such case provided, and convey the Property so sold to the purchaser in fee. Out of the proceeds of said sale, Trustee shall pay: all costs, charges, expenses, commissions, unpaid taxes, and fees of advertising, selling and conveying the Property and such other assessments, insurance or other fees or costs as may have been incurred; a reasonable fee not exceeding five percent (5%) of the gross proceeds of sale to Trustee, or his successor, in payment of his services hereunder and of collecting the monies secured by this Deed of Trust; a sum sufficient to pay the entire balance owing on the Obligations secured hereby; and the surplus, if any, to Grantor or the person entitled thereto.

(b) Should Indenture Trustee have elected to accelerate the indebtedness secured hereby, Indenture Trustee may initiate foreclosure of the Property by requesting the Trustee to effectuate a non-judicial foreclosure sale. The Trustee of this Deed of Trust shall then sell, or offer for sale, the Property at public sale to the highest bidder for cash during a three hour period between the hours of ten o'clock a.m. and four o'clock p.m. whose earliest point in time is specified, on the first Tuesday of any month, at the area officially designated for holding such sales at the courthouse of any county in the State of Texas in which any part of the Property is situated, after having given notice of the date, the time period, place and terms of said sale in accordance with the laws of the State of Texas then in force and governing said sales of real property and improvements under powers conferred by deeds of trust. The Property shall be sold by posting, or causing to be posted, at least twenty-one (21) consecutive days prior to the date of said sale, written or printed notice thereof at the courthouse door in each of the counties in which the Property is situated, designating the county where the Property will be sold and designating the date, the time period, the place and the terms of sale. A copy of such notice shall also be filed in the office of the County Clerk in each county of the State of Texas in which any part of the Property is situated at least twenty-one (21) consecutive days before the date of said sale of the Property. Indenture Trustee or other holders of the indebtedness secured hereby shall have the right to become the purchaser at any sale held by any Trustee or substitute or successor Trustee, or by any receiver or public officer. Any Holder purchasing at any such sale shall have the right to credit the secured indebtedness owing to such Holder upon the amount of its bid entered at such sale to the extent necessary to satisfy such bid. Said Trustee may appoint an attorney-in-fact to act in its stead as Trustee to conduct sale as hereinbefore provided. Grantor authorizes and empowers the Trustee to sell the Property, in lots or parcels or as a whole, by one sale or by several sales, held at one time or at different times as the Trustee may elect (all rights to a marshaling of the Property, or to a sale in inverse order of alienation, being hereby expressly waived by Grantor) and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto of the estate of title then existing on the Property and bills of sale with covenants of general warranty. Grantor binds itself to warrant and forever defend the title of such purchaser or purchasers when so made by the Trustee, and agrees to accept proceeds of said sale, if any, which are payable to Grantor as provided herein. In addition to the posting and filing of notices hereinabove provided, and for so long as required by law, no foreclosure under the power of sale herein contained shall be held unless Indenture Trustee, at least twenty-one
(21) days preceding the date of sale and in the manner prescribed by law, shall have served written notice of the proposed sale which designates the County where the Property will be sold and designates the date, time period, the place and the terms of sale by certified mail on Grantor. Service of such a notice by certified mail shall be completed upon deposit of such notice, postage prepaid and properly addressed to each such person or entity at the address for Grantor indicated on the first page of this Deed of Trust, in a Post Office of the United States Postal Service or in an official depository under the care and custody of the United States Postal Service. The affidavit of a person knowledgeable of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

      3.05 Leases. Trustee, at Indenture Trustee's option, is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be, a defense to any proceedings instituted by Indenture Trustee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Property.

      3.06 Waiver of Appraisement. Valuation. Stay. Extension and Redemption Laws. Grantor agrees to the full extent permitted by law that in case of a default in its part hereunder, neither Grantor nor anyone claiming through or under Grantor shall or will set up, claim or seek to take advantage of any appraisement, valuation, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under Grantor, hereby waives, to the full extent that Grantor may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Property marshaled upon any foreclosure of the lien hereof and agrees that Trustee or any court having jurisdiction to foreclose such lien may sell the Property in part or as an entirety.

      3.07 Receiver. If an Event of Default shall have occurred and be continuing, Indenture Trustee, to the extent permitted by law and without regard to the value or adequacy of the security for the Obligations secured hereby, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct, and any such receiver shall be entitled to hold, store, use, operate, manage and control the Property and conduct the business thereof as would Indenture Trustee pursuant to Section 3.03(c) above. The expenses, including receiver's fees, reasonable attorney's fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Property and to collect all rents, income and other benefits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof Indenture Trustee shall be liable to account only for such rents, income and other benefits actually received by Indenture Trustee, whether received pursuant to this paragraph or Section 3.03. Notwithstanding the appointment of any receiver or other custodian, Indenture Trustee shall be entitled as pledgee to the possession and control of any cash, deposit, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Indenture Trustee.

      3.08 Suits to Protect the Property. Indenture Trustee shall have the power and authority to institute and maintain any suits and proceedings as Indenture Trustee may deem advisable (a) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Deed of Trust, (b) to preserve or protect its interest in the Property, and (c) to restrain the enforcement of or compliance with any legislation or other government enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Indenture Trustee's or Holders' interest.

      3.09 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Grantor or any guarantor, co-maker or endorser of any Grantor's obligations, its creditors or its property, Indenture Trustee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Grantor under this Deed of Trust, the Indenture, the Indenture Documents and any other instrument securing the Obligations, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Grantor after such date.

      3.10 Application of Monies by Indenture Trustee.

(a) Upon the occurrence and during the continuance of an Event of Default, Indenture Trustee shall be entitled to sue for and to recover judgment against Grantor for the whole amount of the Obligations due and unpaid together with costs and expenses, including without limitation, the reasonable compensation, expenses and disbursements of Indenture Trustee's and Holders' agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Deed of Trust, and the right of Indenture Trustee to recover such judgment shall not be affected by any taking possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Deed of Trust, or the foreclosure of the lien hereof.

(b) In case of a foreclosure sale of all or any part of the Property and the application of the proceeds of sale to the payment of the Obligations secured hereby, Indenture Trustee shall be entitled to enforce payment from Grantor of all Obligations then remaining due and unpaid and to recover judgment against Grantor for any portion thereof remaining unpaid, with interest.

(c) Grantor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Indenture Trustee and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the lien of this Deed of Trust upon the Property or any part thereof or any lien, rights, powers or remedies of Holders hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

(d) Any monies collected or received by Indenture Trustee under this Section
3.10 shall be applied to the payment of reasonable compensation, expenses and disbursements of the agents, attorneys, and other representatives of Indenture Trustee, and the balance remaining shall be applied to the payment of the Obligations secured hereby.

(e) The provisions of this paragraph shall not be deemed to limit or otherwise modify the provisions of any guaranty of the Obligations of Guarantor to Indenture Trustee.

      3.11 Delay or Omission; No Waiver. No delay or omission of Indenture Trustee to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Indenture Trustee may be exercised from time to time and as often as may be deemed expedient by Indenture Trustee.

      3.12 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If Indenture Trustee (a) grants forbearance or an extension of time for the payment of any Obligations secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in the Indenture; (d) releases any part of the Property from the lien of this Deed of Trust; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Deed of Trust or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the Obligations of Grantor. No such act or omission shall preclude Indenture Trustee or Holders from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor shall the lien of this Deed of Trust be affected thereby.

      3.13 Discontinuance of Proceedings; Position of Parties Restored. If Trustee or Indenture Trustee or Holders shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Indenture Trustee or Holders, then and in every such case Grantor and Indenture Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Indenture Trustee shall continue as if no such proceedings had occurred or had been taken.

      3.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Indenture Trustee by this Deed of Trust or the Notes is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under the Notes, or now or hereafter existing at law, in equity or by statute.

                                  ARTICLE FOUR

                 TRANSFER OR FURTHER ENCUMBRANCE OF THE PROPERTY

      4.01 Transfer of Further Encumbrance of the Property. In the event of any sale, conveyance, transfer, lease, pledge or further encumbrance of the Property or any interest in or any part of the Property, or any further assignment of rents from the Property without the prior written consent of Indenture Trustee then, at Indenture Trustee's option, Indenture Trustee may declare all Obligations of Grantor to be due and payable immediately without demand or notice. Indenture Trustee's consent shall be within its sole and absolute discretion

                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

      5.01 Successors and Assigns Included in Parties. Whenever one of the parties hereto is named or referred to herein, the heirs, personal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Deed of Trust, by or on behalf of Grantor or Indenture Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

      5.02 Addresses for Notices, Etc.

(a) Except as may be otherwise provided herein, any notice, report, demand or other instrument authorized or required to be given or furnished under this Deed of Trust to Grantor or Indenture Trustee shall be in writing, shall be sent by personal delivery or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, at the address set forth below:

            If to Indenture Trustee at: U.S. Bank Trust National Association
                                        Attn:  Barbara A. Nastro, Vice President
                                        100 Wall Street, Suite 1600
                                        New York, NY 10050
                                        Facsimile No.: (212) 509-3384

            With a copy to:             Dorsey & Whitney LLP
                                        Attn:  Robert Rywkin, Esq.
                                        250 Park Avenue
                                        New York, NY 10177
                                        Facsimile No.: (215) 953-7201

            If to Guarantor, at:        Golfsmith International, L.P.
                                        11000 North IH-35
                                        Austin, Texas 78753
                                        Attn:  Estrellita J. Doolin
                                        Facsimile No.: (512) 837-1019]

            With a copy to:             King & Spalding
                                        Attn:  Peter Storey, Esq.
                                        1185 Avenue of the Americas
                                        New York, NY 10036-4003
                                        Facsimile No.: (212) 556-2222

(b) Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party. All notices, reports, demands or other instruments authorized or required to be sent in accordance with this Section 5.02, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days (as defined in the Indenture) after the deposit thereof in the mail.

      5.03 Headings. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

      5.04 Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in the Notes shall be deemed invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained in the Notes shall be in no way affected, prejudiced or disturbed thereby; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal or unenforceable, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

      5.05 Changes. Etc. Neither this Deed of Trust nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by Indenture Trustee or Grantor, as the case may be, against which enforcement of the change, waiver, discharge or termination is sought. The modification hereof or of any of the Notes or the release of any part of the Property from the lien hereof shall not impair the priority of the lien of this Deed of Trust.

      5.06 Governing Law. THIS DEED OF TRUST SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OR COMMONWEALTH OF TEXAS.

      5.07 Substitution of Trustee. If Indenture Trustee shall for any reason desire to remove the Trustee or any of his successors as Trustee hereunder, and to appoint a new Trustee in his place or stead, Indenture Trustee shall have and is hereby granted full power and authority to remove the Trustee and to appoint his successor by instrument in writing, duly acknowledged or proved so as to entitle the same to be recorded and such new Trustee shall thereupon become successor to the title to the Property and the same shall become vested in him in trust for the purposes and objects of these presents, with all the power, duties, and obligations herein conferred on the Trustee, in the same manner and to the same effect as though he or it were named herein as Trustee.

      IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed under seal in its corporate name by its duly authorized corporate officers on the day and year first above written.

                         GOLFSMITH INTERNATIONAL, L.P., a
                         Delaware limited partnership

                                  By:     Golfsmith GP, L.L.C., a Delaware
                                          limited liability company, its General
                                          Partner


                                          By: /s/ James Grover
                                             ---------------------------
                                          Name: James Grover
                                          Its:  Manager


                                          By: /s/ Noel E. Wilens
                                             ---------------------------
                                          Name: Noel E. Wilens
                                          Its:  Manager


STATE OF New York         Section
Section
COUNTY OF New York        Section

This instrument was acknowledged before me on the 15th day of October, 2002 by James Grover, the Manager of Golfsmith GP, L.L.C., a Delaware limited liability company, the General Partner of Golfsmith International, L.P., a Delaware limited partnership

/s/ Susan D. Harrison
----------------------------------
Notary Public, State of Texas

                                                My Commission Expires: 03/27/06

Susan D. Harrison
(Printed or Typed Name of Notary


                      [notaries continue on following page]

                                                       SUSAN D. HARRISON
                                                Notary Public, State Of New York
                                                        No. 01 HA6031963
                                                  Qualified in New York County
                                                 Commission Expires 03/27/2006

STATE OF New York         Section
Section
COUNTY OF New York        Section

This instrument was acknowledged before me on the 15th day of October, 2002 by James Grover, the Manager of Golfsmith GP, L.L.C., a Delaware limited liability company, the General Partner of Golfsmith International, L.P., a Delaware limited partnership

/s/ Susan D. Harrison
-------------------------------------
Notary Public, State of Texas

                                                 My Commission Expires: 03/27/06

Susan D. Harrison
(Printed or Typed Name of Notary


                                                       SUSAN D. HARRISON
                                                Notary Public, State Of New York
                                                        No. 01 HA6031963
                                                  Qualified in New York County
                                                 Commission Expires 03/27/2006


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                                   SCHEDULE A
                                       TO
                                  DEED OF TRUST

                                Legal Description

Lot(s) 1 and 2 of GOLDSMITH SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 90, Pages(s) 129-130 of the Plat Records of Travis County, Texas.

                                   SCHEDULE B
                                       TO
                                  DEED OF TRUST

                       List of Leases and Use of Property

Leases: None.

Use of Property: Grantor's corporate offices (including mail order center), retail store, golf practice and instruction facility (i.e., driving range, practice putting green and practice bunker), warehouse and distribution center.